Exhibit 32.1

                                  CERTIFICATION
                       Pursuant to 18 U.S.C. Section 1350
                                   As Adopted
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Process Equipment, Inc., now known as HQ Sustainable Maritime Industries, Inc. (the "Company") on Form 10-QSB for the period ended October 31, 2003 as filed with the Securities and Exchange Commission on December 23, 2003 (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         1. the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.

 /s/ Norbert Sporns
---------------------
Norbert Sporns
Chief Executive Officer
September 10, 2004



         This Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by the applicable rules of the Securities and Exchange Commission.